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                                                                      EXHIBIT 11


                                 IVI PUBLISHING, INC.

               EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE LOSS

                        (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                    Year Ended December 31
                                        -------------------------------------
                                            1996         1995         1994
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PRIMARY AND FULLY DILUTED

Average common shares outstanding          7,580        7,484        6,583

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Total                                      7,580        7,484        6,583
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Net loss per common share               $(10,336)    $(14,254)    $(31,257)
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Net loss per common share                 $(1.36)      $(1.90)      $(4.75)
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